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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement of Dayton Superior Corporation on Form S-1 of our report dated April 20, 1994, on our audits of the consolidated statements of operations and cash flows of Dur-O-Wal, Inc. and Subsidiary for the years ended December 31, 1992 and 1993. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.


Chicago, Illinois
May 17, 1996